Exhibit 99.1

Regal Entertainment Group Announces Agreement to Acquire 9 Theatres
from AMC Entertainment

Knoxville, Tennessee – May 24, 2010 – Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced that it has entered into an agreement to acquire 9 theatres from AMC Entertainment Holdings, Inc. in exchange for cash and two Regal theatres.

The proposed acquisition will enhance Regal’s presence in Illinois, Indiana and Colorado.  The transaction is expected to close during Regal’s fiscal second quarter and is subject to customary closing conditions.

“We expect the acquisition of these theaters to be accretive to cash flows and earnings,” stated Amy Miles, CEO of Regal Entertainment Group. “Accretive acquisitions are a key component of our overall business strategy and we look forward to a successful closing and integration of these assets,” Miles continued.

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements, including statements concerning the proposed closing of the AMC theatres and the positive impact of such transaction on Regal’s future operations and performance. Although Regal believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from Regal’s expectations are disclosed in the risk factors contained in Regal’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2010. All forward-looking statements are expressly qualified in their entirety by such factors.

About Regal Entertainment Group

Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. Regal’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,739 screens in 545 locations in 38 states and the District of Columbia. Regal operates theatres in 43 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of Regal’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contact:

Don De Laria

Regal Entertainment Group

Vice President – Investor Relations

865-925-9685

don.delaria@regalcinemas.com.com